Exhibit 99.1

BNP Residential Properties, Inc. Announces Operating Results for First Quarter 2006

CHARLOTTE, N.C., May 03, 2006 (BUSINESS WIRE) -- BNP Residential Properties, Inc. (AMEX: BNP) today announced operating results for the quarter ended March 31, 2006.


Overview: BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. The Company currently owns and operates 31 apartment communities containing a total of 8,090 units, and serves as general partner of partnerships that own 3 communities containing 713 units. In addition to the apartment properties, the Company owns 40 properties that are leased on a triple net basis to a restaurant operator. The Company currently operates in the states of North Carolina, South Carolina and Virginia.


BNP Residential Properties, Inc. is structured as an UPREIT, or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of the Company's operations are conducted through the operating partnership.


Operating Results:


Funds From Operations: For the first quarter of 2006, funds from operations of the operating partnership increased by 28.9% to $4.3 million compared to $3.3 million in 2005. On a diluted basis, funds from operations per share was $0.34 for the first quarter of 2006 compared to $0.31 for 2005. (See also "Non-GAAP Information" below)


Funds Available for Distribution: Funds available for distribution totaled $3.8 million in the first quarter of 2006, an increase of 30.0% compared to 2005. (See also "Non-GAAP Information" below)


Net Income/(Loss): For the first quarter of 2006, net loss attributed to common shareholders was $214,000 compared to a net loss of $6.2 million in 2005. On a diluted per share basis, net loss attributed to common shareholders was $0.02 per common share compared to a net loss of $0.69 per common share for 2005.


Revenues: Total revenue for the first quarter of 2006 was $20.1 million, an increase of 34.0% compared to 2005. Apartment related income (apartment rental income plus income from apartment management and investment activities) accounted for 95.2% of total revenue in the first quarter of 2006 compared to 93.6% in 2005. Restaurant rental income was 4.8% of total revenue in the first quarter of 2006 compared to 6.4% in 2005.


Apartments: Apartment rental revenue in the first quarter of 2006 was $19.0 million, an increase of 38.3% compared to 2005. This increase was attributable to eight apartment properties acquired in 2005 and the inclusion of three additional apartment communities in our consolidated financial statements effective January 2005. The increase also reflects improvement in performance at our apartment communities. Average economic occupancy for all owned apartments was 94.9% in the first quarter of 2006 compared to 94.4% in 2005. Average monthly revenue per occupied unit for all owned apartments was $755 in the first quarter of 2006 compared to $745 in 2005.

On a same-units basis, apartment revenue increased by 4.0% in the first quarter of 2006, reflecting improved apartment performance. On a same-units basis, average economic occupancy was 95.0% in 2006 compared to 94.5% in 2005. Average monthly revenue per occupied unit was $768 in 2006 compared to $743 in 2005.


On a same-units basis, apartment NOI (apartment rental income less apartment operating expenses) for the first quarter of 2006 increased by 4.2% compared to 2005.


Restaurants: Restaurant rental income in the first quarter of both 2006 and 2005 was $957,000, which is the minimum rent specified in the lease agreement. Same store sales at our restaurant properties increased by 7.4% in the first quarter of 2006.


Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $20.4 million in the first quarter of 2006, a decrease of 8.9% compared to 2005. We experienced increases in operating and finance expenses attributable to the growth in the size of our apartment operations in 2006 compared to 2005. However, expenses in the first quarter of 2005 include significant one time charges related to a loan refinance as well as a one time $6.8 million distribution to a minority partner from refinance proceeds.


Apartment operations expense was $7.3 million in the first quarter of 2006, an increase of 37.8% compared to 2005. These increases reflect the addition of eight apartment properties in 2005, along with consolidation of three additional communities. Apartment operations expense represented 38.1% of related apartment rental income compared to 38.4% in 2005. On a same-units basis, apartment operations expense increased by 3.8%, due primarily to expected increases in grounds maintenance and property tax costs.


Apartment administrative expense (the costs associated with oversight, accounting and support of the Company's apartment management activities for both owned and third party properties) was $908,000 in the first quarter of 2006 as compared to $673,000 in 2005. Corporate administration expense was $1.0 million in the first quarter of 2006 compared to $885,000 in 2005.


Operating expenses for restaurant properties are insignificant because the restaurant properties' triple-net lease arrangement requires the lessee to pay virtually all of the expenses associated with the restaurant properties.


Depreciation and amortization totaled $4.9 million in the first quarter of 2006, an increase of 36.6% compared to 2005. This increase reflects property acquisitions in 2005, as well as additions and replacements at other apartment communities.


Interest expense was $6.3 million in the first quarter of 2006, an increase of 38.9% compared to 2005. This increase is primarily attributable to new debt issued or assumed in conjunction with acquisitions of apartment properties, the inclusion of interest on debt of the three additional limited partnerships included in our consolidation, and increases in variable interest rates.


Dividend: The Company paid common dividend distributions totaling $0.26 per share during the first quarter of 2006 and $0.25 per share during the first quarter of 2005.

President's Statement: The first quarter of 2006 was a very good quarter for us with substantial improvement in virtually every category. Most notably, funds from operations increased by 28.9%, and funds available for distribution increased by 30.0%, over first quarter of 2005 levels. Funds from operations per share for the first quarter increased to $0.34 in 2006 from $0.31 in the first quarter of 2005.


The results for the first quarter reflect the marked growth in our apartment portfolio in 2005, improved apartment operations and improved market conditions.


From both a performance and operations point of view, the first quarter of the year tends to be relatively weak for us. Winter is generally the period in which we experience our lowest occupancy. Normally, our focus in the first quarter is on building occupancy back to strong levels so that we can enter our higher demand seasons, spring and summer, in position to focus on increasing rental rates. This year was somewhat different. We ended 2005 with good occupancy levels and had strong demand for our apartments throughout the first quarter. As a result, same-unit revenue increased by 4.0% for the first quarter of 2006 over the same period in 2005, while same-unit occupancy increased to 95.0% in the first quarter of 2006 from 94.5% in 2005. What was particularly pleasing was that revenue per occupied unit for these same-units increased by 3.4%.


We began to see the first signs of a shift towards strengthening rental markets in the summer of 2003 and this trend has continued, albeit slowly, to gain momentum. Rising home mortgage rates, home prices, and the cost of new construction appear to have slowed the out flow of residents from rental apartments to privately owned homes. At the same time, rapidly rising material and construction costs combined with rising interest rates have inhibited the construction of new apartment properties, especially those that compete directly in our middle-market niche. The combined effect of these two trends has been to bolster demand for our apartments.


We are very positive in our outlook. Our portfolio is in excellent physical condition and is well positioned to benefit from continued improvement in our markets. We are optimistic that we will continue to see strong occupancy and good growth in rental rates at our apartment communities for the next few quarters.


Conference Call: Management will hold a conference call to discuss these earnings on Monday, May 8, 2006 at 2:00 p.m. Eastern Time. This call will be webcast by Shareholder.com and can be accessed through BNP's website at www.bnp-residential.com. Institutional investors may dial 1-800-289-0468 to access the call.


Non-GAAP Information: Funds from operations is frequently referred to as "FFO." FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with generally accepted accounting principles), excluding gains (losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Our calculation of FFO is consistent with FFO as defined by NAREIT. Because we hold all of our assets in and conduct all of our operations through the Operating Partnership, we measure FFO at the operating partnership level (i.e., after deducting the minority interests in FFO of the consolidated limited partnerships but before deducting the minority interest in the operating partnership).


Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation from - or "adds it back" to - GAAP net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.


We calculate funds available for distribution as FFO plus non-cash expenses, plus (less) gains (losses) from sale of property, less recurring capital expenditures. We believe that, together with net income and cash flows, funds available for distribution provides investors with an additional measure to evaluate the ability of the Operating Partnership to incur and service debt, to fund acquisitions and other capital expenditures, as well as to fund distributions to shareholders and minority unitholders.


Funds from operations and funds available for distribution do not represent net income or cash flows from operations as defined by generally accepted accounting principles. You should not consider funds from operations or funds available for distribution:


        -- to be alternatives to net income as reliable measures of the company's operating performance, or


        -- to be alternatives to cash flows as measures of liquidity.


Funds from operations and funds available for distribution do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to shareholders. Funds from operations and funds available for distribution do not represent cash flows from operating, investing or financing activities (as defined by generally accepted accounting principles). Further, funds from operations and funds available for distribution as disclosed by other REITs might not be comparable to our calculation of funds from operations or funds available for distribution.


Additional Information: More information may be obtained by calling our corporate offices at (704) 944-0100 or on our web site at www.bnp-residential.com. Information requests may be e-mailed to the investor relations department at investor.relations@bnp-residential.com.


Forward Looking Statement Disclosure: This press release includes forward-looking statements concerning the company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors identified in our annual report on Form 10-K for the year ending December 31, 2005.


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


BNP Residential Properties, Inc.
----------------------------------------------------------------------
Financial and Operations Highlights
(all amounts in thousands except per share and
 property data amounts)
(unaudited)
                                                       Three months
                                                           ended
                                                          March 31
                                                        2006    2005
                                                      -------- -------

Apartment rental income                              $ 19,001 $13,740
Apartment operations expense                            7,262   5,271
   Apartments NOI                                      11,739   8,470

Funds from operations - Operating partnership        $  4,281 $ 3,320
   Per share - diluted                                   0.34    0.31

Dividends per share                                  $   0.26 $  0.25

Net income (loss)                                    $   (214)$(5,970)
   Per share - basic and diluted                        (0.02)  (0.66)

Income (loss) from continuing operations             $   (214)$(5,995)
   Per share - basic and diluted                        (0.02)  (0.66)

Weighted average shares and units outstanding
   Preferred B shares                                       -     909
   Common shares                                       10,396   8,983
   Operating partnership minority units                 2,535   1,870

Shares and units outstanding at end of period
   Preferred B shares                                       -     909
   Common shares                                       10,407   9,233
   Operating partnership minority units                 2,609   2,408

Occupancy information
-----------------------------------------------------
Average economic occupancy
   Owned communities - 2006/05 same units                95.0%   94.5%
   Owned communities - all units                         94.9%   94.4%
   Consolidated limited partnership communities          97.0%   95.1%
Weighted average revenue per occupied unit
   Owned communities - 2006/05 same units            $    768 $   743
   Owned communities - all units                          755     745
   Consolidated limited partnership communities           967     943

Portfolio information
-----------------------------------------------------
Number of apartment communities at end of period
   Owned communities                                       30      27
   Consolidated limited partnership communities             3       3
Number of apartment units at end of period
   Owned communities                                    7,946   7,200
   Consolidated limited partnership communities           713     713




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


BNP Residential Properties, Inc.
----------------------------------------------------------------------
Consolidated Statements of Operations and Financial
 Results (all amounts in thousands except per share amounts)
(unaudited)
                                                    Three months ended
                                                          March 31
                                                       2006     2005
                                                     -------- --------

Revenues
Apartment rental income                             $ 19,001 $ 13,740
Restaurant rental income                                 957      957
Management fee income                                      9      111
Interest and other income                                173      226
                                                     -------- --------
                                                      20,140   15,035

Expenses
Apartment operations                                   7,262    5,271
Apartment and corporate administration                 1,929    1,559
Interest                                               6,266    4,510
Penalties paid at debt refinance                           -      516
Depreciation                                           4,723    3,453
Amortization of deferred loan costs                      137      104
Write-off of unamortized loan costs at debt
 refinance                                                 -      160
Deficit distributions to minority partners                90    6,821
                                                     -------- --------
                                                      20,407   22,393
                                                     -------- --------
                                                        (267)  (7,358)
Loss attributed to minority interests -
  - Consolidated limited partnerships                      -       62
  - Operating partnership                                 52    1,301
                                                     -------- --------
Loss from continuing operations                         (214)  (5,995)

Discontinued operations:
Income from discontinued operations                        -       30
(Income) attributed to operating partnership
 minority                                                  -       (5)
                                                     -------- --------
Income from discontinued operations                        -       25

                                                    ------------------
Net loss                                                (214)  (5,970)
Less cumulative preferred dividend                         -     (250)

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

                                                     -------- --------
Loss attributed to common shareholders              $   (214)$ (6,220)
                                                     ======== ========

Earnings per common share - basic and diluted:
  Loss from
   - Continuing operations                          $  (0.02)$  (0.66)
   - Discontinued operations                               -        -
                                                     -------- --------
  Net loss                                             (0.02)   (0.66)
  Loss attributed to common shareholders               (0.02)   (0.69)

Dividends per share                                 $   0.26 $   0.25

Weighted average shares outstanding:
  Preferred B shares                                       -      909
  Common shares                                       10,396    8,983

                                                        Three months
                                                           ended
                                                          March 31
                                                       2006     2005
                                                     -------- --------

Net income (loss)                                   $   (214)$ (5,970)
Income (loss) attributed to minority interests           (52)  (1,358)
Cumulative preferred dividend                              -     (250)
Casualty gains                                          (113)       -
Amortization of in-place lease intangible                 66        -
Depreciation                                           4,723    3,453
Depreciation from discontinued operations                  -       84
Deficit distributions to minority partners                90    6,821
Minority interest in FFO of consolidated limited
 partnerships                                           (218)     540
                                                     -------- --------
Funds from operations - Operating partnership       $  4,281 $  3,320
                                                     ======== ========

Funds from operations per unit - diluted            $   0.34 $   0.31


Net cash provided by operating activities           $  5,460 $  2,677
Less recurring capital expenditures                     (664)    (458)
Less cumulative preferred dividend                         -     (250)
Add (less) change in operating assets and
 liabilities, net                                       (784)     591
Add (less) minority interest in reconciling items
 arising
   from consolidated limited partnerships               (185)     384
                                                     -------- --------
Funds available for distribution - Operating
 partnership                                        $  3,826 $  2,943
                                                     ======== ========


Weighted average shares and units outstanding:
    Preferred B shares and units                           -      909
    Common shares                                     10,396    8,983
    Operating partnership minority units               2,535    1,870
                                                     -------- --------
                                                      12,932   11,762
                                                     ======== ========

                                                        Three months
                                                           ended
                                                          March 31
                                                       2006     2005
                                                     -------- --------

 We calculated basic and diluted per common share amounts using the following:

 Numerators:
----------------------------------------------------
 For basic per common share amounts -
    Net income (loss)                               $   (214)$ (5,970)
    Less cumulative preferred dividend                     -     (250)
                                                     -------- --------
 Income (loss) attributed to common shareholders -
  basic                                             $   (214)$ (6,220)
                                                     ======== ========
 For diluted per common share amounts -
    Net income (loss)                               $   (214)$ (5,970)
    Adjust for income (loss) attributed to
      minority interest in operating partnership        na(1)    na(1)
    Less cumulative preferred dividend                     -     (250)
                                                     -------- --------
    Income (loss) attributed to common shareholders
     - diluted                                      $   (214)$ (6,220)
                                                     ======== ========

 Denominators:
----------------------------------------------------
 For basic per common share income amounts -
    Weighted average common shares outstanding        10,396    8,983
    less weighted average nonvested shares
     outstanding                                        (200)       -
                                                     -------- --------
    Weighted average common shares - basic            10,196    8,983
 Effect of potentially dilutive securities:
    Operating partnership minority units                na(1)    na(1)
    Nonvested shares outstanding                        na(2)       -
    Dilutive stock options                              na(2)    na(2)
                                                    ------------------
 For diluted per share income amounts -
    Adjusted weighted average common shares
      and assumed conversions                         10,196    8,983
                                                     ======== ========

 For funds from operations per share or unit:
    Weighted average common shares - basic            10,196    8,983

    Weighted average operating partnership minority
     units                                             2,535    1,870
                                                     -------- --------
    Weighted average common shares and units
     outstanding                                      12,732   10,853
    Nonvested shares outstanding                        na(2)       -
    Dilutive stock options                              na(2)    na(2)
                                                    ------------------
    Weighted average operating partnership
       common units and assumed conversions -
        diluted                                       12,732   10,853
                                                     ======== ========

(1) Operating partnership units are anti-dilutive - excluded from calculation of diluted per share amounts for net income and income attributed to common shareholders. FFO is calculated at the operating partnership level; this calculation includes operating partnership minority units.

(2) Nonvested shares and stock options are anti-dilutive - excluded from calculation of diluted per share amounts for net income, income attributed to common shareholders, and funds from operations.

BNP Residential Properties, Inc.
---------------------------------------------------------------------
Supplemental Consolidating Summary Statements of Operations
(all amounts in thousands)
(unaudited)
                                       2006                     2005
                           ------------------------------     -------
Three months ended Mar 31 -              Consol   Owned       Owned
                           Consol  Elim   LPs   Properties  Properties
                          -------------------------------- -----------

 Revenues
 Apartment rental income  $19,001 $   - $1,978    $17,022     $12,473
 Restaurant rental income     957     -      -        957         957
 Management fee income          9  (101)     -        110         174
 Casualty gains               113     -      -        113           -
 Interest and other
  income                       60   (42)     2        100         243
                           ------- ----- ------    -------     -------
                           20,140  (143) 1,981     18,302      13,848
 Expenses
 Apartment operations       7,262  (101)   829      6,534       4,811
 Apartment  and corporate
  administration            1,929     -      -      1,929       1,559
 Interest                   6,266   (42)   668      5,639       4,092
 Penalties paid at debt
  refinance                     -     -      -          -           -
 Depreciation               4,723     -    394      4,329       3,092
 Amortization of deferred
  loan costs                  137     -     15        122          91
 Write-off of unamortized
  loan costs at debt
  refinance                     -     -      -          -           -
 Deficit distributions to
  minority partners            90     -     90          -           -
                           ------- ----- ------    -------     -------
                           20,407  (143) 1,996     18,554      13,645
                           ------- ----- ------    -------     -------
 (Loss) income from
  continuing operations      (267)    -    (15)      (252)        204
 Income from discontinued
  operations                    -     -      -          -          30
                           ------- ----- ------    -------     -------
 (Loss) income before
  minority interests         (267)$   - $  (15)   $  (252)    $   234
                                   ===== ======    =======     =======
 Loss (income) attributed
  to minority interests -

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


  - Consolidated LPs            -
  - Operating partnership      52
                           -------
 Net (loss) income           (214)
 Less cumulative
  preferred dividend            -
                           -------
 (Loss) income attributed
 to common shareholders    $ (214)
                           =======

 Calculation of FFO:
 (Loss) income before
  minority interest       $  (267)$   - $  (15)   $  (252)    $   234
 Casualty gains              (113)    -      -       (113)          -
 Cumulative preferred
  dividend                      -     -      -          -        (250)
 Amortization of in-place
  lease intangible             66     -      -         66           -
 Depreciation               4,723     -    394      4,329       3,092
 Depreciation related to
  discontinued operations       -     -      -          -          84
 Deficit distributions         90     -     90          -           -
                           ------- ----- ------    -------     -------
                            4,499     -    469      4,030       3,159
 Minority interest in
  consolidated LPs           (218)    -   (218)         -           -
                           ------- ----- ------    -------     -------
 FFO - Operating
  partnership             $ 4,281 $   - $  250    $ 4,030     $ 3,159
                           ======= ===== ======    =======     =======


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




BNP Residential Properties, Inc.
------------------------------------------------------------------
Supplemental Consolidating Summary Balance Sheets
(all amounts in thousands)
(unaudited)
                                   March 31                 Dec. 31
                                     2006                     2005
                       ---------------------------------    --------
                                       Consol    Owned       Owned
                        Consol   Elim   LPs     Properties  Properties
                      ------------------------------------ -----------

 Assets
 Real estate
  investments at
  cost:               $599,256 $     - $49,822   $549,434    $547,209
 Less accumulated
  depreciation         (92,188)      -  (8,093)   (84,095)    (79,956)
                       -------- ------- -------   --------    --------
                       507,068       -  41,729    465,339     467,253
 Cash and cash
  equivalents            2,689       -     936      1,753       2,306
 Prepaid expenses and
  other assets           8,813   4,432     852      3,530       2,938
 Deferred financing
  costs, net             2,600       -     435      2,165       1,930
 Intangible assets       1,174       -       -      1,174       1,240
                       -------- ------- -------   --------    --------
 Total assets         $522,345 $ 4,432 $43,953   $473,960    $475,668
                       ======== ======= =======   ========    ========

 Liabilities and
  Shareholders'
  Equity
 Deed of trust and
  other notes payable $435,898 $(2,324)$50,251   $387,972    $388,576
 Accounts payable and
  accrued expenses       2,995     (86)    354      2,727       1,332
 Accrued interest on
  notes payable          1,844       -     204      1,640       1,141
 Consideration due
  for acquisitions           -       -       -          -       1,000
 Deferred revenue and
  security deposits      2,188       -       2      2,186       1,982
                       -------- ------- -------   --------    --------
                       442,925  (2,410) 50,810    394,526     394,031
 Minority interest in
  operating
  partnership           21,553       -       -     21,553      21,207
 Shareholders' equity   57,867   6,842  (6,857)    57,882      60,429
                       -------- ------- -------   --------    --------
Total liabilities and
 shareholders' equity $522,345 $ 4,432 $43,953   $473,960    $475,668
                       ======== ======= =======   ========    ========


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



BNP Residential Properties, Inc.
----------------------------------------------------------------------
Supplemental Information
(all amounts in thousands except per apartment unit data)
(unaudited)


Debt maturities as of March 31, 2006

                                 Owned Properties
                   ------------------------------------------
                                              Variable-rate
                             Fixed-rate debt        debt
                             ---------------- ---------------
                                      Average         Average
                     Total    Amount   Rate    Amount  Rate
                   --------- ---------------- ---------------

Remainder of 2006  $  9,563  $  1,558    5.9% $ 8,006    6.8%
             2007    10,491     2,254    5.9%   8,237    6.8%
             2008    66,241    41,946    6.5%  24,296    6.7%
             2009    44,309    31,247    5.3%  13,062    6.7%
             2010    20,914    20,914    6.8%       -
        Thereafter  236,454   236,454    5.7%       -
                   --------- ---------        --------

                   $387,972  $334,371    5.8% $53,601    6.7%
                   ========= =========        ========

(1) Does not include $1.0 million debt premium to adjust one loan to fair value in consolidation.



BNP Residential Properties, Inc.
----------------------------------------------------------------------
Supplemental Information
(all amounts in thousands except per apartment unit data)
(unaudited)


Debt maturities
as of March 31, 2006

                    Consolidated
                      Limited
                     Partnerships
                 -------------------

                   Fixed-rate debt
                 -------------------
                            Average
                  Amount(1)   Rate
                 -------------------

Remainder of 2006     $   463    5.7%
             2007         664    5.7%
             2008         698    5.7%
             2009         743    5.7%
             2010         786    5.7%
        Thereafter     43,594    5.8%
                      -------

                      $46,948    5.8%
                      =======

(1) Does not include $1.0 million debt premium to adjust one loan to fair value in consolidation.



Capital expenditures for Owned Properties
Year-to-date March 31, 2006
                                                Per
                                       Total   unit
                                     ----------------

Recurring capital
 expenditures:
   Floor coverings                       $281    $48
   Appliances/HVAC                         95     16
   Computer/support
    equipment                              25      4
   Other                                  194     32
                                     ----------------

                                         $595   $101
                                     ================

Non-recurring capital
 expenditures:
   Acquisition improvements at
    apartment properties               $1,367
   Casualty replacements                  256
   Additions and betterments at
    apartment properties                  123
   Computer/support
    equipment                              66
                                     ---------

                                       $1,812
                                     =========



SOURCE: BNP Residential Properties, Inc.

BNP Residential Properties, Inc.
Philip S. Payne, 704-944-0100
Chairman
Fax: 704-944-2039

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